UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016 (February 19, 2016)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2016, Bill Barrett Corporation (the “Company”) announced the separation of Robert W. Howard, Chief Financial Officer, from his position with the Company, effective May 1, 2016. In addition, Larry A. Parnell, Senior Vice President—Business Development, will separate from his position with the Company effective March 11, 2016. The Company anticipates that it will enter into separation agreements with Messrs. Howard and Parnell. The terms of such separation agreements, once finalized, will be described in a subsequent Current Report on Form 8-K.

On February 19, 2016, the Company appointed William M. Crawford to the position of Senior Vice President—Treasury and Finance, and Troy L. Schindler to the position of Senior Vice President—Operations. Messrs. Crawford and Schindler have previously served in various positions of increasing responsibility within the Company.

Mr. Crawford, 48, has served as the Company’s Vice President—Finance since February 2009. He previously served as Director—Finance, Financial Analyst and in other functions in the finance department since joining the Company in 2004.

Mr. Schindler, 59, has served as the Company’s Vice President—Drilling since May 2010, and previously as Drilling and Completions Manager since joining the Company in 2003.

Item 7.01.	Regulation FD Disclosure.

On February 23, 2016, the Company issued a press release concerning the separation of Robert W. Howard, Chief Financial Officer, and other changes in senior management of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2016	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President—General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated February 23, 2016.